PRICING SUPPLEMENT NO. 20                                         Rule 424(b)(3)
DATED: January 26, 2006                                      File No. 333-121744
(To Prospectus dated February 2, 2005,
and Prospectus Supplement dated February 2, 2005)

                                 $12,410,781,162
                         THE BEAR STEARNS COMPANIES INC.
                           Medium-Term Notes, Series B

Principal Amount: $200,000,000      Floating Rate Notes [x]       Book Entry Notes [x]

Original Issue Date: 02/01/2006     Fixed Rate Notes [ ]          Certificated Notes [ ]

Maturity Date: 08/01/2007           CUSIP#: 073928N66

Option to Extend Maturity:          No  [x]
                                    Yes [ ]     Final Maturity Date:


                                               Optional             Optional
                         Redemption            Repayment            Repayment
   Redeemable On          Price(s)              Date(s)             Price(s)
   -------------        -------------        -------------        -------------
        N/A                 N/A                   N/A                  N/A

Applicable Only to Fixed Rate Notes:
------------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
---------------------------------------

Interest Rate Basis:                          Maximum Interest Rate:  N/A

[ ]   Commercial Paper Rate                   Minimum Interest Rate:  N/A

[ ]   Federal Funds Effective Rate

[ ]   Federal Funds Open Rate                 Interest Reset Date(s):  Daily

[ ]   Treasury Rate                           Interest Reset Period:  Daily

[ ]   LIBOR Reuters                           Interest Payment Date(s):  *

[ ]   LIBOR Telerate

[x]   Prime Rate +

[ ]   CMT Rate

Initial Interest Rate: 4.62%                  Interest Payment Period: Quarterly

Index Maturity: N/A

Spread (plus or minus): -2.88%

+ Prime Rate as reported on Telerate Page 5 under the heading "Bank
Rates/Prime."

* On the 1st of May, August, November and February thereafter, up to and including the maturity date.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.